Filed Pursuant to Rule 424(b)(3)
Registration No. 333-255100

PROSPECTUS SUPPLEMENT NO. 24
(TO PROSPECTUS DATED MAY 27, 2022)

7,620,000
Units consisting of
Common Shares or
Pre-Funded Warrants to Purchase Common Shares and
Class A Warrants to Purchase Common Shares

Performance Shipping Inc.

This is a supplement (“Prospectus Supplement”) to the prospectus, dated May 27, 2022 (“Prospectus”) of Performance Shipping Inc. (the “Company”), which forms a part of the Company’s Registration Statement on Form F-1 (Registration No. 333-255100).

On December 16, 2022, the Company filed a Current Report on Form 6-K with the Commission as set forth below.

This Prospectus Supplement should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained in the Prospectus.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 16, 2022.

FORM 6-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Report of Foreign Private Issuer
Pursuant to Rule 13a-16 or 15d-16 of
the Securities Exchange Act of 1934

For the month of December 2022

Commission File Number: 001-35025

PERFORMANCE SHIPPING INC.
(Translation of registrant’s name into English)

373 Syngrou Avenue
175 64 Palaio Faliro
Athens, Greece
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ___

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)7: ___

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

On December 9, 2022, Performance Shipping Inc. (the “Company”) entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, up to an aggregate of $30 million of its common shares, par value $0.01 per share (the “Common Shares”).

Attached to this Report (this “Report”) as Exhibit 1.1 is a copy of the Sales Agreement, dated December 9, 2022, by and between the Company and Sales Agent.

Attached to this Report as Exhibit 5.1 is the opinion of Watson Farley & Williams LLP, relating to the Common Shares.

The information contained in this Report on Form 6-K is hereby incorporated by reference into the Company’s registration statement on Form F-3 (File No. 333-197740), filed with the U.S. Securities and Exchange Commission (the “SEC”) with an effective date of August 13, 2014, the Company’s registration statement on Form F-3 (File No. 333-237637), filed with the SEC with an effective date of April 23, 2020, and the Company’s registration statement on Form F-3 (File No. 333-266946), filed with the SEC with an effective date of August 29, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERFORMANCE SHIPPING INC. (Registrant)

Dated: December 16, 2022

/s/ Andreas Michalopoulos
By: Andreas Michalopoulos
Chief Executive Officer

Exhibit 1.1

Execution Version

PERFORMANCE SHIPPING INC.

Common Shares
(par value $0.01 per share)

ATM Sales Agreement

December 9, 2022

Virtu Americas LLC
1633 Broadway
New York, NY 10019

Ladies and Gentlemen:

Performance Shipping Inc., a company incorporated under the laws of The Republic of the Marshall Islands (the “Company”), confirms its agreement (this “Agreement”) with Virtu Americas LLC (“Virtu”) as follows:

1.          Issuance and Sale of Shares. The Company agrees that it may issue and sell through or to Virtu, as sales agent or principal, shares (the “Placement Shares”) of the Company’s common shares, par value $0.01 per share (the “Common Shares”), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided, however, that in no event shall the Company issue or sell through or to Virtu such number of Placement Shares that (a) exceeds the number of shares or dollar amount of Common Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceeds the number of authorized but unissued Common Shares, (c) exceeds the number of shares or dollar amount of Common Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable) or (d) exceeds the number of shares or dollar amount registered on the Prospectus Supplement (the lesser of (a), (b), (c) and (d), the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Placement Shares shall be the sole responsibility of the Company, and that Virtu shall have no obligation in connection with such compliance.  The issuance and sale of the Placement Shares through Virtu will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission, a registration statement on Form F-3 (File No. 333-237637), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (collectively, the “Exchange Act Regulations”). The Company will prepare one or more prospectus supplements specifically relating to the Placement Shares (each a “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Virtu, for use by Virtu, electronic copies of the base prospectus included as part of such registration statement, as supplemented by one or more Prospectus Supplements, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as declared effective by the Commission on April 23, 2020, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by one or more Prospectus Supplements, in the form in which such base prospectus and/or a Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.          Placements. Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify Virtu by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the the Placement Shares to be sold, which shall at a minimum include the number of the Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which is attached hereto as Schedule 1. Each Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Virtu set forth on Schedule 3, as such schedule may be amended from time to time. If Virtu wishes to accept such proposed terms included in a Placement Notice (which it may decline to do so for any commercially reasonable reason) it may do so by providing email notice (or other method mutually agreed to in writing by the parties) to the individuals from the Company set forth on Schedule 3.  Each Placement Notice shall be effective upon receipt by the Company of Virtu’s acceptance of the terms of the Placement Notice unless and until (i) the entire amount of the Placement Shares thereunder has been sold, (ii) the Company, in accordance with notice requirements set forth in Section 4, suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to Virtu in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor Virtu will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Virtu and Virtu accepts such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  Upon acceptance of a Placement Notice, Virtu agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares.  In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.          Sale of Placement Shares by Virtu.  Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, Virtu will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Virtu will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume weighted average prices at which the Placement Shares were sold, the compensation payable by the Company to Virtu pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Virtu (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, Virtu hereby covenants and agrees not to sell Placement Shares other than by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. For the purposes hereof, “Trading Day” means any day on which the Common Shares are purchased and sold on the Exchange. During the term of this Agreement and notwithstanding anything to the contrary herein, Virtu agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act, as applicable.

4.          Suspension of Sales. The Company or Virtu may, upon notice (“Suspension Notice”) to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3) or by telephone (confirmed promptly by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares for a period of time (“Suspension Period”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.  The party that issued a Suspension Notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

5.           Sale and Delivery to Virtu; Settlement.

a.          Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Virtu’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Virtu for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Virtu will be successful in selling Placement Shares, (ii) Virtu will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Virtu to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) Virtu shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed to in writing by Virtu and the Company, which such writing shall include a price agreed to at the time of sale of any Placement Shares on a principal basis.

b.          Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Virtu, after deduction of (i) Virtu’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.          Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Virtu’s or its designee’s account (provided Virtu shall have (i) given the Company written notice of such designee at least one (1) Trading Day prior to the Settlement Date and (ii) initiated a “receive” in the DWAC (defined below) system for the applicable number of Placement Shares) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable and registered Common Shares eligible for delivery through DTC. On each Settlement Date, Virtu will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold Virtu harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses of one legal firm), as incurred, resulting from such default by the Company or its transfer agent (if applicable) and (ii) pay to Virtu (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares, if after giving effect to the sale of such Placement Shares, the number or aggregate offering price of the Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, or (B) the amount authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company (the “Board”), or a duly authorized committee thereof, and notified to Virtu in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price, if any,  authorized from time to time by the Board or a duly authorized committee thereof, and notified to Virtu in writing.

6.           Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agree with, Virtu as of the date of this Agreement and as of each Applicable Time (as defined below), as follows:

a.          Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the Securities Act and the Placement Shares have been duly registered under the Securities Act pursuant to the Registration Statement. Each of the Registration Statement and any post-effective amendments thereto have been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise resolved with the Commission.

b.          Compliance with Securities Act Requirements. At the respective times that the Registration Statement and any amendments thereto became effective and at each deemed Effective Date with respect to Virtu, the Registration Statement and any amendments thereto conformed and will conform in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

c.          No Misstatement or Omission.  At the respective times the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) and as of each Applicable Time and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Placement Shares (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by Virtu specifically for use therein.

d.          Conformity with EDGAR.  The copies of the Registration Statement and any amendments thereto, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to Virtu in connection with the offering of the Placement Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to Virtu, and any similar terms, include, without limitation, electronic delivery.

e.          No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 26 below), did not, does not and will not, through the completion of the Placement or Placements for which such Issuer Free Writing Prospectus is issued, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Virtu specifically for use therein.

f.           Ineligible Issuer Status.  (i) At the time of the initial filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares, all as described in Rule 405.

g.         Formation and Qualification of the Company and Subsidiaries.  Each of the Company and its subsidiaries has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, with all limited partnership, limited liability company, corporate or other entity power and authority, as applicable, to own or lease and to operate its properties currently owned or leased or to be owned or leased as of each Applicable Time, and to conduct its business as currently conducted or as to be conducted as of each Applicable Time, in each case as described in the Registration Statement and Prospectus.  Each of the Company and its subsidiaries is, and as of each Applicable Time will be (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdictions that requires, as of each Applicable Time, will require, such qualification or registration except with respect to clause (i) hereof to the extent that a lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

h.          Ownership of the Subsidiaries.  As of the date hereof, the Company’s only material subsidiaries are the subsidiaries listed in the Registration Statement and Prospectus. The Company owns directly or indirectly, all of the equity interests of the subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

i.          Capitalization.  As of each Applicable Time, the Company’s capitalization was as set forth under the caption “Capitalization” in the Registration Statement and Prospectus, with such changes, from time to time, as provided for or disclosed in the Registration Statement and Prospectus.

j.           Valid Issuance of the Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of the Agent or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

k.           No Finder’s Fee.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person that would give rise to a valid claim against the Company or any subsidiary for a brokerage commission, finder’s fee or other like payment in connection with this offering.

l.           Registration Rights.  Except as disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

m.          Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Placement Shares by the Company, except for the registration of the Placement Shares under the Securities Act, such as have been obtained, or made and such as may be required under state or foreign securities laws, the Exchange or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering, issuance and sale of the Placement Shares by the Company.

n.          Title to Properties.  Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them in each case free from liens, except as described, and subject to the limitations contained, in the Registration Statement and the Prospectus or as do not materially affect the value of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and the Prospectus, taken as a whole, and do not materially interfere with the use of such properties. Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

o.          Vessel Registration.  With respect to each of the vessels listed in the Registration Statement and Prospectus as being owned by the Company or one if its subsidiaries, such vessels are duly registered as vessels in the sole ownership of the Company or one of its subsidiaries; the Company or its subsidiary, as applicable, has good and marketable title to all of such owned vessels, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the vessel’s country of registry, except, in both cases, for such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described, and subject to the limitations contained, in the Registration Statement and Prospectus, (ii) as contemplated or provided by the credit facilities set forth in the Registration Statement and Prospectus, or (iii) as do not materially affect the value of such vessels, taken as a whole, and do not materially interfere with the use of such vessels, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and Prospectus.  With respect to each of the vessels listed in the Registration Statement and Prospectus as held under lease by the Company or one of its subsidiaries, such vessels are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the vessels of the Company or its subsidiaries, taken as a whole as they have been used in the past as described in the Registration Statement and Prospectus and are proposed to be used in the future as described in the Registration Statement and Prospectus.

p.         Absence of Defaults and Conflicts Resulting from the Offering.  Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and performance of this Agreement, and the issuance and sale of the Placement Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter, by-laws, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, of the Company or any of its subsidiaries (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject (except, with respect to clause (iii), as would not have, individually or in the aggregate, a Material Adverse Effect); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of their subsidiaries.

q.           Absence of Existing Defaults and Conflicts.  Except as disclosed in the Registration Statement and the Prospectus, none of the Company nor any of its subsidiaries is, or, after giving effect to this offering, will be, in violation (i) of its respective charter, by-laws, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of (ii) and (iii) for such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”) or would materially impair the ability of the Company to consummate the transactions provided for in this Agreement.

r.            Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

s.          Authorization, Execution, Delivery and Enforceability of Agreements.  Each agreement or other instrument that is described in or filed as an exhibit to, or incorporated by reference into, the Registration Statement  (each as amended from time to time, collectively, the “Covered Agreements”) have been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties thereto, each is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided, however, that with respect to each Covered Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Covered Agreements may be limited by applicable laws and public policy.

t.         Possession of Licenses and Permits.  Except as described in or contemplated by the Registration Statement and Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the agreements set forth in the Covered Agreements, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business in which they are engaged as described in the Registration Statement and Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Registration Statement and Prospectus, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  To the knowledge of the Company, the charter parties to the Covered Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Covered Agreements.

u.          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

v.          Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

w.         Foreign Corrupt Practices; Anti-Money Laundering.  The Company represents on its behalf and on behalf of its subsidiaries, and, to its knowledge, any of its respective affiliates, officers and directors, employees or agents, that it has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws to the extent applicable to the Company and its subsidiaries, respectively: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation, including but not limited to any applicable laws, rules, or regulations promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) (collectively, the “Anti-Bribery Laws”), and (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, or foreign laws, or regulations regarding anti-money laundering, including but not limited to, the  Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), (collectively, the “Anti-Money Laundering Laws”) and, with respect to the foregoing, represents that no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

x.           OFAC.

(i)         Neither the Company nor any Subsidiary (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (tt), “Person”) that is, or is owned or controlled by a Person that is:

(i)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii)         located, organized or resident in a country or territory that is the subject of Sanctions.

(ii)         The Entity will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not knowingly engaged in and is not now knowingly engaged in any dealing or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

y.           Compliance with Applicable Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

z.           No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Shares, the conversion of convertible securities or upon the exercise of options that may be granted from time to time under the Company’s stock option plan), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby, except in each case for such rights as have been waived on or prior to the date hereof.

aa.        Independent Public Accountant. Ernst & Young (Hellas) Certified Auditors Accountants S.A., whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Company’s most recent Annual Report on Form 20-F filed with the Commission and incorporated into the Registration Statement, are and, during the periods covered by their respective reports, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) with respect to the Company.

bb.        Environmental Laws.  The Company and each subsidiary (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the charter parties under the Covered Agreements and that the Company reasonably expect such charter parties to obtain, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  In the ordinary course of business, the Company and subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company and subsidiaries have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of the Company, the parties to the Covered Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Covered Agreements.

cc.         Tax Returns.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Registration Statement and Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

dd.         Insurance.  The Company and its subsidiaries are insured by insurers (which term shall include P&I clubs) against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged, and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.  Except as disclosed in the Registration Statement and Prospectus, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would, individually or in the aggregate, have a Material Adverse Effect.

ee.         Accurate Disclosure.  The statements in the Registration Statement and Prospectus under the heading “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

ff.          Absence of Manipulation.  The Company and its affiliates have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.  For the avoidance of doubt, the foregoing sentence shall not include any activities by Virtu as to which the Company make no representations.

gg.        Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

hh.        Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the Registration Statement and Prospectus, the Company (including its board of directors) and its subsidiaries are in compliance with applicable Sarbanes-Oxley and Exchange Act Regulations.  To the extent required under the Securities Laws, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the extent required under the Securities Laws, the Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Act Regulations.  Since the end of the Company’s most recent audited fiscal year, the Company has not publicly disclosed or reported to the Audit Committee or the Board, a significant deficiency, material weakness, change in any required Internal Controls or fraud involving management or other employees who have a significant role in any required Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

ii.          Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Chief Executive Officer or the Chief Financial Officer that, except as set forth in the Registration Statement and Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

jj.         Litigation.  Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Placement Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

kk.         Inapplicability of ERISA.  None of the Company or its subsidiaries has incurred or is reasonably likely to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended.

ll.        Financial Statements.  The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

mm.      No Material Adverse Change in Business.  Except as disclosed in the Registration Statement and the Prospectus (excluding, however, any amendments or supplements thereto dated after the date hereof), since the end of the period covered by the latest audited financial statements included in the Registration Statement and Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that has had a Material Adverse Effect, (ii) except as disclosed in or contemplated by the Registration Statement and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or equity interests (other than dividends or distributions made to such entity’s direct or indirect parent), as applicable, and (iii) except as disclosed in or contemplated by the Registration Statement and Prospectus, there has been no material adverse change in the capital stock or equity interests, as applicable, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

nn.        Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

oo.         PFIC Status.  The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended December 31, 2021 and, based on the Company’s current and projected income, assets and activities, the Company does not believe that it is likely to become a PFIC for any subsequent taxable year.

pp.         Tax Status.  The Company is treated as an association taxable as a corporation for United States federal income tax purposes as of the date hereof and will continue to be so treated as of the closing.  Except as otherwise provided in this paragraph, the Company has properly elected to be classified as disregarded as an entity separate from its owner for United States federal income tax purposes.

qq.         Stamp Taxes.  No stamp or other issuance or transfer taxes are payable by or on behalf of Virtu in connection with (A) the delivery of the Placement Shares in the manner contemplated herein or (B) the sale and delivery by Virtu of the Placement Shares as contemplated herein.

rr.          Section 883 Exemption.  Based upon the assumptions and subject to the limitations set forth in the Registration Statement and the Prospectus (or any documents incorporated by reference therein), the Company qualified for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2021 and will continue to so qualify for future tax years, provided that less than 50 percent of its Common Shares are owned by “5-percent shareholders” as defined in Treasury Regulation Section 1.883-2(d)(3) for more than half the number of days during each such year.

ss.         Immunity.  Under the laws of its jurisdiction of formation or incorporation none of the Company, its direct or indirect subsidiaries or any of their respective properties has immunity from the jurisdiction of any court or from set-off or any legal proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

tt.          Jurisdiction and Service of Process.  The submission by the Company and its subsidiaries in this Agreement to the non-exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, Borough of Manhattan, constitutes a valid and legally binding obligation of the Company and its subsidiaries and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company and its subsidiaries for purposes of proceedings in such courts under the laws of their respective jurisdiction of formation or incorporation.

uu.         Enforceability of Foreign Judgments.  Pursuant to the terms of this Agreement, the Company and its subsidiaries have agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted.  Any final judgment for a fixed or readily calculable sum of money rendered in any state or federal court in the state of New York having jurisdiction in respect of any suit, action or proceeding against the Company or any of its subsidiaries based upon this Agreement or the transactions contemplated thereby would be declared enforceable against the Company and any of its subsidiaries by the courts of their respective jurisdiction of formation or incorporation without reexamination of the merits of the cause of action in respect of which the original judgment was given or retrial of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided however, that the Republic of the Marshall Islands courts are not bound by a foreign judgment and have the right to review a case on the merits if a motion is made to the court to the effect that there is no merit to the case or the foreign court lacked jurisdiction.

vv.          Stock Transfer Taxes. On each Settlement Date, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

ww.      IT Systems. (i)(x) To the knowledge of Company, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

xx.         Foreign Private Issuer. The Company is a “foreign private issuer” as such term is defined in Rule 3b-4 under the Exchange Act and in Rule 405 under the Securities Act.

a.         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

b.         Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

c.          No Improper Practices. (i) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, its subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or, to the Company’s knowledge, its subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or its subsidiaries or any affiliate of them, on the one hand, and the directors, officers, shareholders or directors of the Company or, to the Company’s knowledge, its subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, its subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or its subsidiaries or any of their respective products or services, and, (vi) neither the Company nor its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

Any certificate signed by an officer of the Company and delivered to Virtu or to counsel for Virtu, pursuant to or in connection Virtu as to the matters set forth therein.

7.          Covenants of the Company.  The Company covenants and agrees with Virtu that:

a.          Registration Statement Amendments. After the filing of the first Prospectus Supplement relating to the Placement Shares, and during any period in which a prospectus relating to any Placement Shares is required to be delivered by Virtu under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify Virtu promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon Virtu’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Virtu’s reasonable opinion, after consultation with legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by Virtu (provided, however, that the failure of Virtu to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Virtu’s right to rely on the representations and warranties made by the Company in this Agreement; and provided, further, that the only remedy Virtu shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii)  the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to Virtu within a reasonable period of time before the filing and Virtu has not reasonably objected thereto (provided, however, that (A) the failure of Virtu to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Virtu’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company have no obligation to provide Virtu any advance copy of such filing or to provide Virtu an opportunity to object to such filing if the filing does not name Virtu or does not relate to the transaction herein provided; and provided, further, that the only remedy Virtu shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement), and the Company will furnish to Virtu at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv)  the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, or in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made solely by the Company).

b.         Notice of Commission Stop Orders. During the term of this Agreement, the Company will advise Virtu, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise Virtu promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.         Continued Compliance; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act and the Securities Act Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify Virtu promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which it is necessary, in the opinion of counsel for Virtu or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or Prospectus in order to comply with the requirements of the Securities Act and the Securities Act Regulations, the Company will promptly notify Virtu to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company; and provided, further, that the only remedy Virtu shall have with respect to the failure by the Company to so amend or supplement the Registration Statement or Prospectus shall be to cease making sales under this Agreement.

d.          Listing; Blue Sky and Other Qualifications. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the securities laws of such jurisdictions in the United States as Virtu reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

e.          Delivery of Registration Statement and Prospectus.  The Company will furnish to Virtu and its counsel (at the reasonable expense of the Company) electronic copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Virtu may from time to time reasonably request and, at Virtu’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Virtu to the extent such document is available on EDGAR.

f.          Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, an earnings statement of the Company (which need not be audited) that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g.          Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Placement Shares as described in the Prospectus in the section entitled “Use of Proceeds.”

h.          Notice of Other Sales.  During the period beginning on the date on which any Placement Notice is delivered to Virtu hereunder and ending on the Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination) the Company (A) shall provide Virtu written notice as promptly as reasonably possible (and, in any event, no less than three (3) Trading Days) before the Company, directly or indirectly, offers to sell, sells, contracts to sell, grants any option to sell or otherwise disposes of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares and (B) will not, without giving Virtu at least three business days’ notice, directly or indirectly in any other at the market or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares prior to the termination of this Agreement; provided, however, that the Company may, without notice to Virtu, (A) issue restricted stock units or stock awards, or Common Shares issuable upon the exercise of options or the exercise or vesting of other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company described in the Prospectus; (B) issue or deliver Common Shares issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time; (C) issue or sell securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus; (D) issue or sell or offer to sell Common Shares upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR; (E) issue or sell securities pursuant to any dividend reinvestment plan or direct stock purchase plan that the Company may adopt from time to time, provided that notice of such implementation is provided to Virtu in a timely manner; and (F) issue and sell Common Shares, or securities convertible into or exercisable for Common Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Shares hereby. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 7(h), Virtu may (and shall if requested by the Company) suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by Virtu.

i.           Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise Virtu promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Virtu pursuant to this Agreement.

j.           Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Virtu or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Virtu may reasonably request.

k.           Disclosure of Sales. After the filing of the first Prospectus Supplement relating to the Placement Shares, the Company will disclose in its annual report on Form 20-F the aggregate number of Placement Shares sold through Virtu pursuant to this Agreement, the Net Proceeds received by the Company with respect to all such sales pursuant to this Agreement, and the aggregate compensation payable by the Company to Virtu with respect to all such sales pursuant to this Agreement.

l.            Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

i.          amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares, by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

ii.          files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); or

iii.         furnishes its unaudited interim financial statements and management’s discussion and analysis on Form 6-K under the Exchange Act or any date on which an amendment to any such document is filed or furnished under the Exchange Act.

(Each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date.”)

the Company shall furnish Virtu with a certificate, in the form attached hereto as Exhibit 7(l) within five (5) Trading Days of any Representation Date, provided, however, in the case of clause (i) above, the Company shall furnish Virtu with a certificate, in the form attached hereto as Exhibit 7(l) on or prior to delivery of the first Placement Notice relating to the Placement Shares. The requirement to provide a certificate under this Section 7(1) shall be deemed waived by Virtu for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Virtu with a certificate under this Section 7(1), then before Virtu sells any Placement Shares, the Company shall provide Virtu with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

m.        Legal Opinions of Counsel. (A) On or prior to the date of the delivery of the first Placement Notice relating to the Placement Shares, and (B) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to Virtu written opinions, in form and substance satisfactory to Virtu, (in the case of clause (A)) and a negative assurance letter (in the case of clauses (A) and (B)) of (i) Watson Farley & Williams LLP ( “Company Counsel”), or other counsel reasonably satisfactory to Virtu, dated the date that the opinion or negative assurance letter is required to be delivered; provided, however, that in lieu of such negative assurance for subsequent Representation Dates, Company Counsel may furnish Virtu with a written letter (a “Reliance Letter”) to the effect that Virtu may rely on a prior opinion previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

n.          Comfort Letter.  (A) On or prior to the date of delivery of the first Placement Notice relating to the Placement Shares and within five (5) Trading Days after the filing by the Company of an annual report on Form 20-F under the Exchange Act, the Company shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise) to furnish the Virtu letters (the “Comfort Letters”), dated the date that such Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by Virtu, the Company shall cause a Comfort Letter to be furnished to Virtu within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Company’s financial statements. The Comfort Letter shall be in the form and substance customarily used by the Company’s independent accountants for transactions of this type and reasonably satisfactory to Virtu, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o.          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase Placement Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Virtu.

p.          No Offer to Sell. Other than an Issuer Free Writing Prospectus, neither Virtu nor the Company (including its agents and representatives, other than Virtu, in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

q.           Sarbanes-Oxley Act. The Company will use its best efforts to comply with all effective applicable provisions of Sarbanes-Oxley.

8.          Representations and Covenants of Virtu. Virtu represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which Virtu is exempt from registration or such registration is not otherwise required. Virtu shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which Virtu is exempt from registration or such registration is not otherwise required, during the term of this Agreement.  Virtu shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through Virtu of the Placement Shares.

9.          Payment of Expenses. The Company will pay all expenses incident to the performance of the Company’s obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as Virtu shall deem reasonably necessary, (ii) the delivery to Virtu of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to Virtu, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to Virtu, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Common Shares, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange, and (viii) the fees and disbursements of counsel to Virtu incurred in connection with (a) entering into the transactions contemplated by this Agreement in an amount not to exceed $60,000 in the aggregate and (b) ongoing diligence arising from the transactions contemplated by this Agreement in an amount not to exceed $10,000 per calendar quarter in which the Company has issued or intends to issue a Placement Notice.

10.          Conditions to Virtu’s Obligations. The obligations of Virtu hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein in all material respects, to the due performance by the Company of its obligations hereunder in all material respects, to the completion by Virtu of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by Virtu in its sole discretion) of the following additional conditions:

a.          Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b.           No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.          No Misstatement or Material Omission. Virtu shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Virtu’s reasonable opinion is material, or omits to state a fact that in Virtu’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

a.          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of Virtu (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

d.          Legal Opinions of Company Counsel. Virtu shall have received the written opinion or negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion or negative assurance letter is required pursuant to Section 7(m). Virtu shall have received the written opinion of its counsel in form and substance satisfactory to Virtu when requested.

e.          Legal Opinion of Virtu Counsel.  Virtu shall have received from Duane Morris LLP, such opinion dated the date of the opinions of Company Counsel, with respect to such matters as Virtu may require.

f.          Comfort Letter. Virtu shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

g.          Representation Certificate. Virtu shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

h.          Secretary’s Certificate. On or prior to the first Representation Date, Virtu shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to Virtu and its counsel.

i.          No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange and the Common Shares shall not have been delisted from the Exchange.

j.          Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(1), the Company shall have furnished to Virtu such appropriate further information, certificates and documents as Virtu may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Virtu with such conformed copies of such opinions, certificates, letters and other documents as Virtu shall reasonably request.

k.          Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

l.          Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

m.          No Termination Event. There shall not have occurred any event that would permit Virtu to terminate this Agreement pursuant to Section 13(a).

11.          Indemnification and Contribution.

a.          Indemnification by the Company. The Company agrees to indemnify and hold harmless Virtu, its partners, members, directors, officers, employees and agents and each person, if any, who controls Virtu within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

i.           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

ii.         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

iii.         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Virtu expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b.          Indemnification by Virtu. Virtu agrees to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to Virtu and furnished to the Company in writing by Virtu expressly for use therein.

c.           Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify as promptly as reasonably practicable each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but failure to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each indemnifying party shall contribute to the total amount of such losses, claims, liabilities, expenses and damages incurred by such indemnified party as incurred (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the indemnified party from persons other than any indemnified party, who also may be liable for contribution) (A)  in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Virtu on the other hand from the offering of the Placement Shares pursuant to this Agreement or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and of Virtu on the other hand in connection with the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Virtu, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Virtu agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof.

Notwithstanding the foregoing provisions of this Section 11(d), Virtu shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of Virtu, will have the same rights to contribution as that party, and each officer and director who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.          Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Virtu, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13.          Termination.

a.          Termination; General. Virtu may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (A) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of Virtu, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (B) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Virtu, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (C) if trading in the Common Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (D) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (E) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (F) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If Virtu elects to terminate this Agreement as provided in this Section 13(a), Virtu shall provide the required notice as specified in Section 14 (Notices).

b.          Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.           Termination by Virtu. Virtu shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.           Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Virtu on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e.           Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to Virtu for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by Virtu under this Agreement.

f.           Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Virtu or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to Virtu, shall be delivered to:

Virtu Americas LLC
1633 Broadway
New York, NY 10019
Attention: Virtu Capital Markets
Email: ATM@virtu.com

with a copy to:

Duane Morris LLP
1540 Broadway
New York, NY 10036
Attention:            Dean M. Colucci
Telephone:          (973) 424-2020
Email:                  dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:

Performance Shipping Inc.
373 Syngrou Avenue
175 64 Palaio Faliro, Athens, Greece
Attention: Andreas Michalopoulos, Eleni Leontari and Christianna Valantassi Telephone: +30-216-600-2400
Email: amichalopoulos@pshipping.com; eleontari@pshipping.com;
cvalantassi@pshipping.com

with a copy to:

Watson Farley & Williams LLP
250 West 55th Street
New York, NY 10019
Attention: Will Vogel, Esq.
Telephone: (212) 922-2200
Email: wvogel@wfw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Virtu and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.       Adjustments for Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.         Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Virtu. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18.         GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.         CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.          Use of Information. Virtu may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.         Currency.  The obligation of the Company pursuant to this Agreement in respect of any sum due to Virtu shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by Virtu of any sum adjudged to be so due in such other currency, on which (and only to the extent that) Virtu may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to Virtu hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Virtu against such loss. If the United States dollars so purchased are greater than the sum originally due to Virtu hereunder, Virtu agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to Virtu hereunder.

22.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

23.          Effect of Headings.  The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

24.          Issuer Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of Virtu, and Virtu represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Virtu or by the Company, as the case may be, is hereinafter referred to as an “Issuer Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Issuer Free Writing Prospectuses.

25.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a.          Virtu is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and Virtu, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Virtu has advised or is advising the Company on other matters, and Virtu has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.         Virtu has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.           it is aware that Virtu and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Virtu has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.           it waives, to the fullest extent permitted by law, any claims it may have against Virtu for breach of fiduciary duty or breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that Virtu shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company, other than in respect of Virtu’s obligations under this Agreement and to keep information provided by the Company to Virtu and Virtu counsel confidential to the extent not otherwise publicly-available.

26.          Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the Exchange.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by Virtu outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and Virtu, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and Virtu.

Very truly yours,

PERFORMANCE SHIPPING INC.

By:	/s/ Andreas Michalopoulos
Name: Andreas Michalopoulos
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

VIRTU AMERICAS LLC

By:	/s/ Joshua R. Feldman
Name: Joshua R. Feldman
Title: Managing Director

Signature Page to ATM Sales Agreement

SCHEDULE 1

FORM OF PLACEMENT
NOTICE

From:	Performance Shipping Inc.

To:	Virtu Americas LLC

Attention:	Virtu Capital Markets

Subject:	ATM Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the ATM Sales Agreement by and between Performance Shipping Inc., a company incorporated under the laws of The Republic of the Marshall Islands (the “Company”) and Virtu Americas LLC (“Virtu”), dated December 9, 2022, the Company hereby requests that Virtu sell up to _______Common Shares, par value $0.01 per share, at a minimum market price of $__________ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

COMPENSATION

Upon the sale of Placement Shares pursuant to this Agreement, the Company shall pay to Virtu in cash on the applicable Settlement Date, an amount equal to up to 3.0% of the gross proceeds from such sale of Placement Shares.

SCHEDULE 3

NOTICE PARTIES

EXHIBIT 7(1)

Form of Representation Date Certificate

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None.

Exhibit 5.1

Performance Shipping Inc. 373 Syngrou Avenue 175 64 Palaio Faliro Athens, Greece

December 16, 2022

Performance Shipping Inc.

Ladies and Gentlemen:

We have acted as counsel as to Performance Shipping Inc., a Marshall Islands corporation (the “Company”) in connection with the Company’s at-the-market offering (the “Offering”) of common shares, par value $0.01 per share, having an aggregate offering price of up to $30 million (the “Shares”) which Shares include related preferred stock purchase rights (the “Preferred Share Purchase Rights”), and the ATM Sales Agreement, dated December 9, 2022 (the “ATM Sales Agreement”), between the Company and Virtu Americas LLC, as agent (the “Agent”), including any amendments or supplements thereto, pursuant to which the Company may offer the Shares through the Agent, from time to time, pursuant to the Company’s registration statement on Form F-3 (File No. 333-237637), declared effective by the U.S. Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”) on April 23, 2020 (the “Registration Statement”), including (a) a prospectus included therein (the “Base Prospectus”) and (b) a prospectus supplement thereto dated December 9, 2022 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

We have been requested by the Company to render our opinion as to the matters set forth below in connection with your appointment as transfer agent for the Company.

In rendering the opinions set forth below, we have examined and relied on originals or copies of the following:

(a)	ATM Sales Agreement;

(b)	the Registration Statement;

(c)	the Base Prospectus;

(d)	the Prospectus Supplement;

(e)	the Stockholders’ Rights Agreement dated December 20, 2021, relating to the Preferred Share Purchase Rights (the “Rights Agreement”); and

(f)
such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

This opinion letter is limited to the laws of the State of New York, the federal laws of the United States of America, and Marshall Islands law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Shares and the Preferred Share Purchase Rights have been duly authorized by the Company.

2.	The Shares, when issued, sold and paid for as contemplated in the Prospectus and ATM Sales Agreement, will be validly issued, fully paid and non-assessable.

3.
When the Shares are issued, sold and paid for as contemplated in the Prospectus and ATM Sales Agreement, the related Preferred Share Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP